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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12695) and related Prospectus of INSO Corporation for the registration of 1,380,000 shares of common stock and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements of Electronic Book Technologies, Inc. for the years ended December 31, 1995 and 1994 included in the Current Report on Form 8-K/A of INSO Corporation dated September 17, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP
Providence, Rhode Island

October 28, 1996